Exhibit 99.1
Pension Overview February 2010

2/25/2010 Proprietary and Confidential 2 Safe Harbor Note Regarding Forward-Looking Statements: Certain statements and information included in this presentation are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995 including statements relating to estimated pension expense and contributions for 2010. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, the adequacy of actuarial assumptions and estimates; the requirement to have an interim re- measurement of the plan as a result of material workforce reductions, temporary suspensions in benefit accruals or other circumstances; the impact of new pension regulations; actual withdrawal liability and funding levels of multi-employer plans; and a change in the level of pension contributions resulting from, among other things, a change in expected free cash flow levels. Our expectations are also subject to the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here and in our SEC filings are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

2/25/2010 Proprietary and Confidential 3 Purpose of Overview Page 4 Plan Overview / Recent Changes Page 5 Accounting Fundamentals Page 6 Pension Funded Status Page 10 Pension Investment Strategies and Results Page 18 Pension Contribution Requirements Page 23 Pension Expense Page 27 Pension Equity Charges Page 41 Conclusions Page 44 Contents

2/25/2010 Proprietary and Confidential 4 Provide clarity to the main components and drivers of pension expense: generally and specific to Ryder's continuing operations Provide insight into the factors which create funding requirements: generally and specific to Ryder Provide information on Ryder's U.S. pension funding status, pension asset returns and asset allocation strategies Provide information on estimated future cash funding requirements Provide information on estimated 2010 pension costs, go-forward sensitivity guides and drivers of changes in 2010 pension costs Provide information on equity charges as a result of under-funded status Purpose of Overview

Ryder historically offered defined-benefit pension benefits in the U.S., U.K, and Canada. Substantially all employees, except U.S. drivers and warehouseman, were covered under the plans. The majority of the employees covered by the plans are in Fleet Management Solutions and Central Support Services. Effective 1/1/08, U.S. pension plans were frozen for participants who did not meet certain grandfathering criteria. Approximately 70% of active participants ceased accruing benefits under the plan. Effective 1/1/10, the Canadian pension plan was frozen for participants who did not meet certain grandfathering criteria. Approximately 70% of active participants ceased accruing benefits under the plan. Effective 3/31/10, the U.K. pension plan will be frozen for all participants. The freeze of the pension plans will minimize volatility in earnings. Impacted employees participate in new enhanced defined contribution plans. Reductions in pension expense associated with the freeze of the plans are generally being offset by costs associated with the new enhanced defined contribution plans. Plan Overview / Recent Changes

Accounting Fundamentals

2/25/2010 Proprietary and Confidential 7 Guiding literature - FASB Accounting Standards Codification (ASC) Topic 715, "Compensation - Retirement Benefits" Delayed Recognition - changes in pension obligation and the value of net assets are recognized in earnings systematically and gradually over future periods Net Reporting of Expense - consequences of events and transactions (compensation element, interest cost, investment return) are recorded as a single net expense Offsetting of Assets and Liabilities - value of pension assets and liabilities to participants (funded status) shown net on the balance sheet Assumptions-Based Expense Calculation - discount rate, pension earnings rate, salary progression rate, retirement and mortality rate. Accounting Fundamentals

2/25/2010 Proprietary and Confidential 8 Discount Rate - rate that discounts expected future cash benefit payments to a present value. Rate determined from models that match the expected benefit payments underlying the liability to coupons and maturities from a hypothetical portfolio of high quality corporate bonds. Rate considered in determining 2010 pension expense of our primary U.S. Plan is 6.20% vs. 6.25% in 2009. Average rate for international plans is 5.93% vs. 6.77% in 2009. Pension Earnings Rate - long-term expected rate of return on assets based on asset allocation, current returns and expected reinvestment rates. Rate considered in determining 2010 pension expense for our primary U.S. Plan is 7.65% vs. 7.90% in 2009. Average rate for international plans is 7.03% vs. 7.15% in 2009. Rate includes impact of investment management and other fees. Accounting Fundamentals Pension Assumptions

2/25/2010 Proprietary and Confidential 9 Salary Progression Rate - annual rate of growth based on expected compensation until retirement, including all salary increase components (merit, promotion, equity, overtime and inflation). Rate used to produce our 12/31/2009 pension liability valuation and 2010 pension expense, for our primary U.S. plan, remained at 4.0% based on actuarial review of historical experience. Assumption less significant now that plans are frozen with limited active participants (i.e. assumption only relevant for grandfathered participants). Retirement and Mortality Rate - retirement rate based on actual plan experience; mortality rate based on standard actuarial tables. Mortality assumptions used to produce our 12/31/2009 pension liability valuation and 2010 pension expense, for our primary U.S. plan, were unchanged from prior year. Accounting Fundamentals Accounting Fundamentals Pension Assumptions

Pension Funded Status

2/25/2010 Proprietary and Confidential 11 * Actuarial losses are amortized to earnings over the average remaining service life of active participants or the average remaining life expectancy of inactive participants if all or almost all of the plan's participants are inactive. Ryder System, Inc. and Subsidiaries Funded Status and Balance Sheet Impact of Pension Funded Status

2/25/2010 Proprietary and Confidential 12 Consolidated Funded Status Funded Status

2/25/2010 Proprietary and Confidential 13 (1) Actual return on plan assets was approximately 23% for 2009. (2) Discount rate was 6.20% at 12/31/09 (6.25% at 12/31/08). U.S. Qualified Pension Plan Funded Status

2/25/2010 Proprietary and Confidential 14 Pension Assets Pension assets are measured at the end of each reporting year (December 31) Point-in-time valuation Reflects fair market value Not market-related (smoothed) value which is another accepted method The fair market value of pension assets changes from year to year as a result of the following items: Actual returns earned on plan assets Contributions to the plan Benefit payments to retirees Payment of plan expenses Funded Status

2/25/2010 Proprietary and Confidential 15 Pension Liabilities Projected Benefit Obligation (PBO) measures the present value of expected future benefit payments to plan participants including future salary increases Point-in-time valuation (year-end unless interim assessment required) Based on service to date of valuation Based on selected discount rate Discount rate based on actuarial models that match expected timing of expected benefit payments to coupons and maturities from a hypothetical portfolio of high quality (Aa or better) corporate bonds at the end of each reporting year (December 31). Future benefit payments are based on current plan provisions and are impacted by the following assumptions: Retirement age Mortality, Disability, Turnover, etc. Salary progression rate Funded Status

2/25/2010 Proprietary and Confidential 16 Historical Consolidated Funded Status 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Funded Status 121 96 74 80 83 78 93 100 66 80 % Note: All years as of 12/31 Funded Status

2/25/2010 Proprietary and Confidential 17 Historical Funded Status - U.S. Qualified Plan Only 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Funded Status 128 100 77 83 87 81 97 100 62 77 % Note: All years as of 12/31 Funded Status

Pension Investment Strategies and Results

2/25/2010 Proprietary and Confidential 19 The purpose of the pension fund is to accumulate sufficient assets to meet the Plan's future payment obligations (liabilities). Ryder's Investment Committee oversees the asset management and investment activities of our pension plans. Responsibilities include: Establishing and maintaining a broad asset allocation strategy Building investment structure within asset classes to ensure diversification Retaining and monitoring investment managers Evaluating performance of plans Assets are accumulated largely through investment returns; investment returns are maximized through asset allocation; asset allocation is structured to produce the required long-term returns within a risk- controlled framework. Allocation of assets is largely a function of the time horizon for future liability payments and expected return/risk characteristics for the various asset classes. Investment allocations are subject to change at any time. Pension Investment Strategies & Results

2/25/2010 Proprietary and Confidential 20 Ryder's U.S. pension asset allocation and approved targets* are as follows: 12/31/09 12/31/08 Allocation Allocation Target U.S. Equity 48% 37% 50% Non-U.S. Equity 15% 14% 15% U.S. Fixed Income 27% 32% 30% Tactical Asset Allocation (TAA**) 0% 13% 0% Venture Capital (fund of funds) 2% 3% 5% Cash*** 8% <1% 0% 100% 100% 100% * Asset allocation targets are approved and managed by the Ryder Investment Committee. ** Investment in the TAA account was terminated Q1 2009. The TAA account was invested 100% in U.S. equity (S&P 500 Index Fund) as of 12/31/08. *** We made voluntary pension contributions at the end of December 2009 of $85 million, which had not yet been invested in target asset classes. Asset Allocation Strategy Pension Investment Strategies & Results

2/25/2010 Proprietary and Confidential 21 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 Annual Actual Asset Return -6.9 -13.7 23.9 11.4 7.4 14.4 6.5 -31.5 23.4 Current Expected Long Term Return on Assets 9.25 8.75 8.5 8.5 8.5 8.5 8.5 8.4 7.9 7.65 Rolling 15-Year Compound Annual Return 11.2 9.8 10.5 9.8 11.6 9.7 10.2 6.4 7.3 % U.S. Qualified Pension Plan Asset Return History % Pension Investment Strategies & Results

2/25/2010 Proprietary and Confidential 22 Current Expected Long-Term Return on Assets Long-term return assumptions are based on: Actuarial review of asset allocation strategy Long-term expected asset returns Investment management and other fees paid using plan assets 2010 expected return decreased to 7.65% from 7.90% in 2009. The downward adjustment was driven by the following: Transfer of approximately 20% of plan assets from active management to passive management in conjunction with the strategy to freeze the plans. The expected return on actively managed funds is higher than comparable strategy index funds due to the expectation that the manager will perform above the index. Increase in target fixed income allocation from 25% to 30%.

Pension Contribution Requirements

2/25/2010 24 Pension Contribution Annual U.S. cash contribution requirements were historically determined under Employee Retirement Income Security Act (ERISA). In 2006, the Pension Protection Act (PPA) was passed which amended ERISA for the purpose of strengthening pension funding and helping the Pension Benefit Guarantee Corporation (PBGC) remain solvent. Below is a summary of the contribution and PBGC premium requirements under PPA: Minimum Funding Requirements - sufficient contributions to cover normal costs for the period and the amount to amortize funding shortfalls (if liability exceeds assets) over 7 years. Pending relief for 2010 and 2011 may increase amortization period to 15 years or add 2 years of interest only payments (before 7 years). Additional contribution requirements if funded status falls below certain thresholds and plan considered "at-risk" (80% for 2010 and later). "At-risk status" also requires additional participant notification and reporting. US plan not projected to be "at-risk" in the next 5 years based on current assumptions. PBGC premium - flat dollar amount (per participant) for all plans PLUS variable premium requirements for all less than 100% funded (under PPA, no exemptions).

2/25/2010 25 For 2009 funding purposes, Ryder adopted certain one-time elections allowed by the IRS in order to reduce contribution requirements: Asset method changed from point-in-time asset method to smoothed asset method Discount rate method changed from smoothed discount rate to point-in-time discount rate in 2009 as allowed under PPA election rules Legislation was issued in September 2009 allowing for a "switch-back" to the smoothed discount rate methodology in 2010 and we elected to do so. Contribution requirements are influenced primarily by the following factors: Funded status Actual return on plan assets Discount rate applied to expected plan payouts - based on corporate bond yield curve Salary growth, retirement age and turnover Mortality - table issued by IRS and updated every year The Internal Revenue Code allows annual contributions greater than PPA minimum funding requirements, thus a range of contributions is possible. However, under current PPA "credit balance" rules, excess contributions in a current period may not be totally available for determining future contribution requirements. Pension Contribution

2/25/2010 Proprietary and Confidential 26 Pension Contribution Under PPA minimum funding rules and based on current assumptions, Ryder will be required to make significant contributions in the next five years; however, no contributions are required or expected to be made in 2010 due to a $85M contribution made in December 2009. In general, Ryder may elect to make voluntary contributions earlier than required and in amounts greater than the minimum requirements. The following table presents Ryder's estimated funding requirements:

Pension Expense

2/25/2010 Proprietary and Confidential 28 Consolidated Pension Expense History Pension Expense

2/25/2010 Proprietary and Confidential 29 Detail of Consolidated Pension Expense History Pension Expense

Service cost is determined as the actuarial present value of benefits for employee service during the period Amount is impacted by: 1) Discount Rate 2) Number of employees 3) Expected lives / retirement period of employees Service Cost Pension Expense

2/25/2010 Proprietary and Confidential 31 Interest cost represents the increase in the projected benefit obligation due to the passage of time Amount is measured by accrual of interest cost at assumed discount rate Interest Cost Pension Expense

2/25/2010 Proprietary and Confidential 32 Return on Plan assets represents the assumed change in the fair value of Plan assets during the year, after considering plan contributions and distributions Average long-term U.S. expected rate of return of: 2001 9.25% 2002 8.75% 2003-2007 8.50% 2008 8.40% 2009 7.90% Expected Return on Assets Pension Expense

2/25/2010 Proprietary and Confidential 33 Loss recognized in Q3-09 upon amendment to freeze U.K. plan effective 3/31/2010 Gain recognized in Q3-08 upon amendment to freeze Canadian plan effective on 1/1/2010 Represents the write-off of unrecognized prior service cost/(credits) associated with years of service no longer expected to be rendered. Pension Expense Curtailment Loss (Gain)

Actuarial gains or losses include changes in pension assets or obligations resulting from experience different than that assumed or changes in assumptions G/L recognized over time G/L recognition is subject to a "corridor" which is generally 10% of the greater of pension obligations ($1.6 billion at 12/31/09) or assets ($1.3 billion at 12/31/09) Corridor at 12/31/09 was $160 million For U.S. and U.K. plans, gains and losses are recognized over average remaining life expectancy of plan participants (27 years in 2009), in light of plan freeze Actuarial Gain / Loss Pension Expense

2/25/2010 Proprietary and Confidential 35 Prior service credit represents the cost of retroactive benefit reductions made in a Plan amendment Recognized over the anticipated future service period of employees affected Prior Service Credit Pension Expense

2/25/2010 Proprietary and Confidential 36 Ryder participates in 12 multi-employer pension (MEP) plans that provide benefits to employees covered by collective bargaining agreements as follows: The annual net pension cost of the plans is equal to the annual contribution which was $5.2 million in 2009. If any MEP plan fails to meet certain minimum funding requirements, we could be required to make additional contributions up to 10% of current requirements. Employers participating in MEP plans can elect to withdraw from the plans, contingent upon labor union consent, and be subject to a withdrawal obligation based on the plan's unfunded vested benefits. Based on the most recent available plan information (January 2009), we estimate our withdrawal obligation to be approximately $28 million. We have no intention of taking any such action at this time. Union-Administered Pension Plans

2/25/2010 Proprietary and Confidential 37 Sensitivity Analysis - U.S. Qualified Pension Plan Pension Expense

2/25/2010 Proprietary and Confidential 38 2010 Expectations - Consolidated Pension Expense Pension Expense

2/25/2010 Proprietary and Confidential 39 Drivers of the Change in 2010 Consolidated Retirement Plans Expense Pension Expense

2/25/2010 Proprietary and Confidential 40 2010 Expectations - U.S. Qualified Pension Plan Pension Expense

Pension Equity Charges

2/25/2010 Proprietary and Confidential 42 The funded status of a defined benefit plan is recognized in the balance sheet. Funded Status = Fair value of plan assets compared to PBO Overfunded Plan ^ Balance sheet asset Underfunded Plan ^ Balance sheet liability Year-end (December 31 for Ryder) calculation in conjunction with actuarial valuation Certain changes in funded status are recognized through other comprehensive income. Relates to actuarial gains/losses and prior service costs/credits that arise during the period but are not recognized in pension expense Changes are recognized net of tax Accumulated changes in other comprehensive income are presented within shareholders' equity Pension Equity Charges

2/25/2010 Proprietary and Confidential 43 Negative asset returns in early 2000 and in 2008 have led to significant unrecognized actuarial losses. Following is a summary of cumulative pension equity charges: Required charge to equity decreased in 2009 because of positive asset returns. Global revolving credit facility includes a covenant to maintain a ratio of debt to consolidated tangible net worth, as defined, of less than or equal to 300%. Pension equity charge is included in debt covenant calculation. Ratio at 12/31/09 was 155% and Ryder continues to be in compliance with the debt covenant. Pension Equity Charges

Conclusions

2/25/2010 Proprietary and Confidential 45 Ryder has frozen U.S. and Canadian pension plans to most active employees and U.K. pension plan to all employees. Pension expense is sensitive to expected long-term asset returns versus actual returns as well as interest rate changes. Difference between actual and expected asset returns and the impact of interest rate changes are required to be amortized in order to smooth recognition of gains and losses Plan cash contributions can lower pension expense. Pension expense for all plans (especially our primary U.S. plan) is expected to decrease in 2010 vs. 2009. Driven by impact of 2009 asset returns that were substantially above assumed return rates as well as 2009 pension contributions Conclusions

2/25/2010 Proprietary and Confidential 46 At year end 2009, the plans were 80% funded. The funded status is negative $321M. Minimum pension funding requirements are manageable relative to free cash flow. Underfunded status results in a charge to equity (cumulative $412M at 12/31/09). Pension charge to equity in 2009 does not affect earnings or current compliance with the debt covenant. Conclusions